Exhibit 99.1

Treasure Global Inc Announces Pricing of $4.0 Million Underwritten Public Offering

November 29, 2023 9:00am EST Download as PDF

NEW YORK and KUALA LUMPUR, Malaysia, Nov. 29, 2023 (GLOBE NEWSWIRE) -- Treasure Global Inc (NASDAQ: TGL) (“TGL” or the “Company”), a leading innovative technology solutions provider, today announced the pricing of its underwritten public offering of 26,014,000 shares (the “Shares”) of common stock, par value $0.00001 per share (“Common Stock”), at a public offering price of $0.10 per share, and 14,000,000 pre-funded warrants (the “Pre-Funded Warrants”), each with a right to purchase one share of Common Stock at a public offering price of $0.0999 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $4.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 6,002,100 shares of Common Stock at the public offering price per Share and/or pre-funded warrants in lieu thereof at the public offering price per Pre-Funded Warrant, less the underwriting discounts to cover over-allotments, if any. The offering is expected to close on November 30, 2023, subject to satisfaction of customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC, is acting as the lead book-running manager for the offering.

The Shares and the Pre-Funded Warrants and the over-allotment option securities, if any, are being offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. No. 333-275411), which was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on November 13, 2023, and the accompanying preliminary prospectus contained therein. A final prospectus relating to the offering will be filed with the SEC.

Copies of the preliminary prospectus and the final prospectus, when available, relating to this offering may be obtained on the SEC’s website at www.sec.gov or by contacting EF Hutton, division of Benchmark Investments, LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Treasure Global Inc

Treasure Global is a Malaysian solutions provider developing innovative technology platforms. Treasure Global has developed two technology solutions: the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards; and TAZTE, a digital F&B management system providing merchants with a one-stop management and automated solution to digitalize their businesses. Treasure Global also acts as a master franchiser in Southeast Asia for popular restaurant chains, while providing them with the TAZTE solution. As of November 6, 2023, ZCITY had over 2,660,000 registered users.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-Q filed with the SEC on November 14, 2023, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For further information, please contact:

U.S. Investor Contact
Phill Carlson
KCSA Strategic Communications
ir_us@treasuregroup.co

Malaysian Investor Contacts
ir_my@treasuregroup.co

Media Contact
Sue Chuah, Chief Marketing Officer
Treasure Global Inc
mediacontact@treasuregroup.co